UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2014

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): 212-578-2211

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 30, 2014, MetLife, Inc., a Delaware corporation (the “Company”), and MetLife Funding, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Funding” and, together with the Company, the “Borrowers”), entered into a $4,000,000,000 Five-Year Credit Agreement (the “2014 Five-Year Credit Agreement”) among the Borrowers, Bank of America, N.A., as Administrative Agent, a Fronting L/C Issuer and Several L/C Agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Fronting L/C Issuers and Co-Syndication Agents, the other lenders party thereto, Barclays Bank PLC, BNP Paribas, Citibank, N.A., Credit Suisse AG, New York Branch, Deutsche Bank AG New York Branch, Goldman Sachs Bank USA, HSBC Bank USA National Association and UBS AG, Stamford Branch, as Co-Documentation Agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Bookrunners, which amended and restated the Borrowers’ Amended and Restated Five-Year Credit Agreement dated as of August 12, 2011, as amended, among the Borrowers and the other parties thereto and the Borrowers’ Amended and Restated Five-Year Credit Agreement dated as of September 13, 2012, among the Borrowers and the other parties thereto. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the 2014 Five-Year Credit Agreement.

The facilities made available by the 2014 Five-Year Credit Agreement may be used for general corporate purposes (including, in the case of loans, to back up commercial paper and, in the case of letters of credit, to support variable annuity policy and reinsurance reserve requirements). All borrowings under the 2014 Five-Year Credit Agreement must be repaid by May 30, 2019, except that letters of credit outstanding on that date may remain outstanding until no later than May 30, 2020.

The amount available under the 2014 Five-Year Credit Agreement may be increased to a maximum amount of $5,000,000,000, provided that no “Event of Default,” as defined in the 2014 Five-Year Credit Agreement, has occurred and is continuing. The 2014 Five-Year Credit Agreement contains representations and warranties and covenants that are customary for facilities of this type. The Company is subject under the 2014 Five-Year Credit Agreement to a consolidated net worth requirement of $35.0 billion, excluding accumulated other comprehensive income. Amounts due under the 2014 Five-Year Credit Agreement may be accelerated upon an Event of Default if not otherwise waived or cured.

The lenders and the agents (and their respective subsidiaries or affiliates) under the 2014 Five-Year Credit Agreement have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.

The foregoing description of the 2014 Five-Year Credit Agreement is not complete and is qualified in its entirety by reference to the 2014 Five-Year Credit Agreement, which is filed as Exhibit 10.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

10.1	Five-Year Credit Agreement, dated as of May 30, 2014, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto, amending and restating (i) the Five-Year Credit Agreement, dated as of August 12, 2011, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto and (ii) the Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name:	Timothy J. Ring
Title:	Vice President and Secretary

Date: June 4, 2014

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

10.1	Five-Year Credit Agreement, dated as of May 30, 2014, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto, amending and restating (i) the Five-Year Credit Agreement, dated as of August 12, 2011, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto and (ii) the Five-Year Credit Agreement dated as of September 13, 2012, among MetLife, Inc. and MetLife Funding, Inc., as borrowers, and the other parties signatory thereto.

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